UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

ANTARES STRATEGIC CREDIT FUND II LLC

(Exact name of Registrant as specified in its charter)

Delaware	814-01874	33-5000335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 South Canal Street, Suite 4200
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312 638-4000

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On December 1, 2025, Monica Kelsey notified the Board of Directors (the “Board”) of Antares Strategic Credit Fund II LLC (the “Company”) of her resignation as the Company’s Chief Financial Officer and Principal Accounting Officer. Ms. Kelsey’s resignation was effective as of the close of business on December 1, 2025. Ms. Kelsey is expected to be retained by the Company as a consultant to assist with the transition of her responsibilities through the close of business on March 31, 2026, unless extended by mutual agreement of the Company and Ms. Kelsey. The Company and the Board are grateful to Ms. Kelsey for her service and look forward to her continued contributions through the term of her consultant arrangement.

Ms. Kelsey’s decision to step down is not the result of any disagreement with the Company, its adviser or their affiliates regarding their operations, policies, practices or otherwise.

On December 1, 2025, the Board appointed Thomas Sweeney as Chief Financial Officer and Principal Accounting Officer of the Company effective as of the close of business on December 1, 2025.

In addition to serving as Chief Financial Officer and Principal Accounting Officer of the Company, Mr. Sweeney is also a Managing Director and a senior finance professional at Antares Capital LP. Prior to joining Antares Capital LP, Mr. Sweeney was Controller and Assistant Treasurer of BDCs at Oaktree Capital Management, L.P. from 2017 to 2025, and a Vice President of financial reporting at Fifth Street Asset Management. In addition, Mr. Sweeney provided audit services to alternative asset management industry clients at Deloitte and Touche from 2005 to 2015. Mr. Sweeney holds a BS in Accounting from the State University of New York at Binghamton and is a New York State Certified Public Accountant.

Mr. Sweeney has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Sweeney has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES STRATEGIC CREDIT FUND II LLC

Date: December 2, 2025	By:	/s/ Thomas Sweeney
	Name:	Thomas Sweeney
	Title:	Chief Financial Officer